                             HEALTHSOURCE, INC.                   EXHIBIT 11
                     COMPUTATION OF NET INCOME PER SHARE         Page 1 of 2
                                 (UNAUDITED)

                                                         Three Months Ended
                                                              June 30,
                                                     -------------------------
                                                         1995          1994
                                                     -----------   -----------
                                                           (in thousands
                                                       except per share data)
NET INCOME . . . . . . . . . . . . . . . . . . . .     $13,622        $ 9,493

PREFERRED DIVIDENDS  . . . . . . . . . . . . . . .      (1,042)             -
                                                       -------        -------

                                                        12,580          9,493
                                                       =======        =======

COMPUTATION OF SHARES OUTSTANDING - PRIMARY:
- --------------------------------------------
Average weighted common shares
    outstanding  . . . . . . . . . . . . . . . . .      31,379         31,132
Dilutive effect of stock options issued  . . . . .         522            615
                                                       -------        -------

Average weighted common shares and share
    equivalents outstanding  . . . . . . . . . . .      31,901         31,747
                                                       =======        =======

COMPUTATION OF SHARES OUTSTANDING - FULLY DILUTED:
- --------------------------------------------------
Average weighted common shares
    outstanding  . . . . . . . . . . . . . . . . .      31,379         31,132
Dilutive effect of stock options issued  . . . . .         522            615
                                                       -------        -------
Fully diluted shares outstanding . . . . . . . . .      31,901         31,747
                                                       =======        =======

NET INCOME PER SHARE:
- ---------------------
   Primary                                             $  0.39        $  0.30
   Fully diluted                                          0.39           0.30

                             HEALTHSOURCE, INC.                   EXHIBIT 11
                     COMPUTATION OF NET INCOME PER SHARE         Page 2 of 2
                                 (UNAUDITED)
                                                          Six Months Ended
                                                              June 30,
                                                     -------------------------
                                                         1995          1994
                                                     -----------   -----------
                                                           (in thousands
                                                       except per share data)
NET INCOME . . . . . . . . . . . . . . . . . . . .     $25,392        $17,907

PREFERRED DIVIDENDS  . . . . . . . . . . . . . . .      (1,042)             -
                                                       -------        -------
                                                        24,350         17,907
                                                       =======        =======

COMPUTATION OF SHARES OUTSTANDING - PRIMARY:
- --------------------------------------------
Average weighted common shares
    outstanding  . . . . . . . . . . . . . . . . .      31,341         30,463
Dilutive effect of stock options issued  . . . . .         625            550
                                                       -------        -------

Average weighted common shares and share
    equivalents outstanding  . . . . . . . . . . .      31,966         31,013
                                                       =======        =======

COMPUTATION OF SHARES OUTSTANDING - FULLY DILUTED:
- --------------------------------------------------
Average weighted common shares
    outstanding  . . . . . . . . . . . . . . . . .      31,341         30,463
Dilutive effect of stock options issued  . . . . .         709            550
                                                       -------        -------

Fully diluted shares outstanding . . . . . . . . .      32,050         31,013
                                                       =======        =======

NET INCOME PER SHARE:
- ---------------------
   Primary                                             $  0.76        $  0.58
   Fully diluted                                          0.76           0.58



                                        22